CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
           -----------------------------------------------------

We consent to the incorporation by reference in this Registration Statement on Form S-8 (file # 000-28481) of our report dated May 14, 2003, and to the reference to our Firm under the caption "Experts" in the Prospectus.



/S/ Mark Bailey Company
Reno, Nevada
June 2, 2003